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                                                                    EXHIBIT 23.3


                        [LETTERHEAD OF COOPERS & LYBRAND]

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements of Geotek Communications, Inc. on Form S-3 (Nos. 33-49548, 33-55506, 33-57530, 33-61034, 33-72820, 33-78540, 33-85296, 33-62073, 33-62327, 33-64117, 33-64533,
333-2849, 333-8731 and 333-21199), Form S-4 (No. 33-62333) and Form S-8 (No.
33-67144) on our audits of the financial statements of National Band Three Limited as of 31 December 1997 and 1996, and for the years ended 31 December 1997 and 1996, which report is included in this Annual Report on Form 10-K.


                                                    COOPERS & LYBRAND

London, United Kingdom
16 March 1998